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                                                                    EXHIBIT 4.10


                                  ARKLA, INC.
                     LONG TERM INCENTIVE COMPENSATION PLAN
                            _______________________

                                     PART I

                  PURPOSES; DEFINITIONS; SHAREHOLDER APPROVAL;
                RESERVATION OF SHARES; AND PARTICIPATION IN PLAN

                                   ARTICLE I

                                    Purposes

     1.1. Purposes of Plan. The purpose of this Arkla, Inc. Long Term Incentive Compensation Plan (this "Plan") is to create shareholder value. To do so, the Plan provides incentives to selected key employees of Arkla, Inc. (the "Company") who contribute, and are expected to contribute, materially to the success of the Company and its subsidiaries; to provide a means of rewarding outstanding performance; and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company. Further, this Plan is designed to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified key personnel necessary for the continued success and progress of the Company.

                                   ARTICLE II

                                  Definitions

     2.1. Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 11.1.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Chairman" means the Chairman of the Board.

     "Code" means the Internal Revenue Code of 1954, as amended.

     "Committee" means the Executive Compensation Committee appointed by the Board to administer this plan pursuant to Article XI.

     "Common Stock" means, subject to the provisions of Section 13.3, the presently authorized common stock of the Company, par value $.625 per share.

     "Company" means Arkla, Inc.
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     "Disability" means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

     "Employee" means an officer or employee of the Company or of a Subsidiary of the Company.

     "Fair Market Value" means, except as provided below with respect to shares of Common Stock subject to Stock Appreciation Rights granted in connection with a Non-statutory Stock Option, the closing price at which the Common Stock of the Company shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined, or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the fair market value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code. Notwithstanding the foregoing, if a Key Employee exercises a Stock Appreciation Right granted in connection with a Non-statutory Stock Option pursuant to Section 9.5, Fair Market Value means, for purposes of Section 9.5 (c), the highest price at which Common Stock of the Company shall have been sold regular way on the New York Stock Exchange during the period beginning on the third day and ending on the twelfth day following the release of the Company's quarterly reports on sales and earnings in compliance with Rule 16b-3(e) of the Securities Exchange Act of 1934.

     "Incentive Stock Option" means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 9.1, which meets the requirements of Section 422A of the Code.

     "Key Employee" means an Employee selected to participate in this Plan pursuant to the terms hereof.

     "Nonstatutory Option" means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 9.1, which does not meet the requirements of Section 422A of the Code.

     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "Performance Cycle" means the period of time used when measuring the degree to which the Performance Objectives relating to Restricted Stock Awards have been met.

     "Performance Objectives" means the criteria established by the Committee for each Performance Cycle as the basis for determining the number of shares of Common Stock which shall be released from the restrictions of a Restricted Stock Award and the number of additional

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"opportunity shares" of Common Stock related to such Restricted Stock Award which the Committee may elect to award to a Key Employee.

     "Plan" means the Arkla, Inc. Long Term Incentive Compensation Plan, as set forth herein and as from time to time amended.

     "Restricted Stock Award" means an award of restricted shares of Common Stock, granted by the Company to a Key Employee pursuant to Section 5.1.

     "Stock Appreciation Right" means a right, granted by the Company to a Key Employee pursuant to Section 9.5, to earn additional compensation for services rendered based upon the appreciation of the Fair Market Value of the Common Stock.

     "Stock Award" means a Restricted Stock Award and an award of "opportunity shares" related to such Restricted Stock Award pursuant to Section 5.1.

     "Subsidiary" means a subsidiary corporation as defined in Section 425(f) of the Code.

                                  ARTICLE III

                  Shareholder Approval; Reservation of Shares

     3.1. Shareholder Approval. This Plan shall become effective only if approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Capital Stock of the Company present and entitled to vote at a meeting held to take action thereon at which a quorum is present.

     3.2. Shares Reserved Under Plan. The aggregate number of shares of Common Stock which may be awarded under this Plan shall not exceed 1,500,000 shares; of which amount no more than 1,000,000 shares may be granted pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards or for which Options and Stock Appreciation Rights may be granted will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 13.3 and to give effect to any amendment adopted as provided in Section 12.1. If any Restricted Stock Award, Option or Stock Appreciation Right granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of shares shall again be available for purposes of this Plan; provided, however, that the number of Shares of Common Stock authorized under this Plan shall be reduced by the number of shares subject to an Option for which a Key Employee has exercised a related Stock Appreciation Right in accordance with Section 9.5.

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                                   ARTICLE IV

                             Participation in Plan

     4.1. Eligibility to Receive Stock Awards, Options and Stock Appreciation Rights. Stock Awards, Options and Stock Appreciation Rights under this Plan may be granted only to persons which are determined by the Committee, upon the recommendation of the Chairman, to be key Employees of the Company or a Subsidiary of the Company on the date the Stock Award, Option or Stock Appreciation Rights is granted. A member of the Board of Directors who is not also an Employee of the Company or of a Subsidiary of the Company shall not be eligible to receive a Stock Award, Option or Stock Appreciation Right.

     4.2. Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of a Stock Award, Option or Stock Appreciation Right shall in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights such Key Employee would otherwise have under this Plan, or give any right to such a Key Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

                                    PART II

                                  STOCK AWARDS
                            AND RELATED TAX PAYMENTS

                                   ARTICLE V

                                  Stock Awards

     5.1.  Grant of Restricted Stock Awards.

     (a) Selection of Key Employees. Subject to the terms of this Plan, the Committee shall, upon the recommendation of the Chairman, select from among the Employees of the Company and its Subsidiaries those Key Employees to whom Stock Awards shall be awarded for each Performance Cycle. Restricted Stock Awards and the allocation of "opportunity shares" related to such Restricted Stock Award shall generally be made at the beginning of a Performance Cycle, but may, in the Committee's discretion, be made from time to time during the term of a Performance Cycle.

     (b) Award of Shares. The Committee shall determine the number of shares of Common Stock covered by each Restricted Stock Award and the maximum number of "opportunity shares", if any, related to such Restricted Stock Award which may be awarded to a Key Employee; after the close of, and, if appropriate and in accordance with Section 7.2(b), during the term of each Performance Cycle, shall determine whether the restrictions set forth in Article VI hereof shall lapse

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with respect to a portion on all of the shares awarded under a Restricted Stock
Award and whether any additional "opportunity shares" related to such Restricted Stock Award shall be awarded.

     (c) Form of Instrument. Each Restricted Stock Award shall be made pursuant to an instrument prescribed in form by the Committee. Such instrument shall specify the restrictions set forth in Article VI and the Performance Objectives which, if not achieved, may cause all or part of the shares to be forfeited after the close of the Performance Cycle with respect to which they were awarded.

     5.2. Performance Objectives. Each Restricted Stock Award shall be subject to the achievement of Performance Objectives by the Company during the Performance Cycle with respect to which the Restricted Stock Award is made. The Chairman shall establish Performance Objectives prior to the beginning of each Performance Cycle with the approval of the Committee. Once established, Performance Objectives may be changed, adjusted or amended during the term of a Performance Cycle only upon authorization by the Board. The degree to which the Company achieves such Performance Objectives shall serve as the basis for the Committee's determination of the portion of a Key Employee's Restricted Stock Award which shall become vested by reason of the lapse of the restrictions set forth in Article VI and the portion of "opportunity shares", if any, which shall be awarded.

     5.3. Rights With Respect to Shares. Subject to Section 5.4, each Key Employee to whom a Restricted Stock Award has been made shall have absolute ownership of such shares including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions and restrictions described in this Plan and in the instrument evidencing the grant of the Restricted Stock Award.

     5.4. Escrow. Shares of Common Stock transferred pursuant to a Restricted Stock Award shall be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the Committee shall have determined whether the restrictions set forth in Article VI shall have lapsed.

                                   ARTICLE VI

               Restrictions Applicable to Restricted Stock Awards

     6.1. Restrictions. Each Restricted Stock Award granted under this Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the
Committee:

     Until the restrictions set forth in this Section 6.1 shall lapse pursuant to Article VII, shares of Common Stock awarded to a Key Employee pursuant to each Restricted Stock Award:

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     (a) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

     (b) shall be returned to the Company, and all rights of the Employee to such shares shall terminate without any payment of consideration by the Company, if (1) the Committee notifies the Employee pursuant to Section 7.1 (as of the end of the Performance Cycle or portion thereof) that it has determined that the Performance Objectives established with respect to all or a portion of the shares of Common Stock granted under a Restricted Stock Award have not been achieved, or (2) the Employee's continuous employment with the Company or any of its Subsidiaries shall terminate for any reason, except as provided in Section 7.2.

                                  ARTICLE VII

                             Lapse of Restrictions

     7.1. Lapse of Restrictions Due to Achievement of Performance Objectives. As soon as practicable after the close of each Performance Cycle the Committee shall determine whether the Company has achieved the Performance Objectives established for such Performance Cycle. The Committee shall notify each Key Employee who has received a Restricted Stock Award whether the Performance Objectives established for the Performance Cycle have been achieved, the number of shares, if any, of Common Stock with respect to which the restrictions of
Article VI have lapsed, the number of shares, if any, which shall be returned to the Company and the number of "opportunity shares", if any, related to such Restricted Stock Award which such Key Employee shall receive. Any lapse of restrictions or award of "opportunity shares" pursuant to this Section 7.1 shall occur on the date the Committee notifies the Key Employee thereof in writing.

     7.2. Lapse of Restrictions Due to Certain Terminations of Employment. If a Key Employee who has been in the continuous employment of the Company or of any Subsidiary thereof since the date on which a Restricted Stock Award was granted to him shall, while in such employment and prior to the close of the Performance Cycle with respect to which such Restricted Stock Award was granted:

     (a) terminate employment by reason of retirement on or after his 65th birthday under a Company sponsored retirement plan, the restrictions set forth in Section 6.1 shall lapse, as to all shares included in the Restricted Stock Award granted to such Key Employee, on the day of such retirement;

     (b) terminate employment by reason of death, Disability, or retirement prior to his 65th birthday but on or after the earliest date on which he is eligible to retire under a Company sponsored retirement plan with an immediate retirement benefit, or if his employment is terminated by the Company without cause, the restrictions set forth in Section 6.1(b)(2) shall lapse on the date of such event and all other restrictions set forth in Section 6.1 shall lapse
(1) if such event occurs during the first year of the Performance Cycle, on the date of such event as to the same proportion of the shares

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included in the Restricted Stock Award granted to such Key Employee as the number of days elapsed in the Performance Cycle as of the date of such event bears to the total number of days in the Performance Cycle and (2) if such event occurs during any year after such first year of the Performance Cycle, after the close of such year as to some proportion of shares included in the Restricted Stock Award granted to such Key Employee (together with the maximum amount of "opportunity shares", if any, related to the Restricted Stock Award which may be awarded to such Key Employee) as the number of days elapsed in the Performance Cycle as of the date of such event bears to the total number of days in the Performance Cycle.

     7.3. Lapse of Restrictions upon Change of Control. Notwithstanding any provision of Section 6.1 or any other provision of this Plan or any provision in any grant or award hereunder to the contrary, all of the restrictions set forth in Article VI on the shares of Common Stock heretofore or hereafter granted under this Plan pursuant to Restricted Stock Awards shall lapse and all "opportunity shares" related to such Restricted Stock Awards shall be awarded upon and simultaneously with any "change in control" of the company occurring. Such a "change in control" shall be deemed to have taken place if:

     (a) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")) together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act), other than the Company or any employee benefit plan(s) sponsored by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the act), directly or indirectly, of the Company's voting securities having 20% or more of the total number of votes that may be cast for the election of the members of the Board of Directors;

     (b) within 24 months following a tender or exchange offer for voting securities of the Company, a proxy contest for the election of members of the Board of Directors, individuals who at the initiation of such transaction constituted a majority of the members of the Board of Directors for any reason cease to constitute a majority of the Board of Directors, or any successor to the Company, unless a majority of the members of the Board of Directors in office at the end of such 24-month period were nominated at any time or from time to time upon the recommendation of a majority of the members of the Board of Directors in office at the beginning of such period;

     (c) if the Company shall become a subsidiary of another corporation or shall be merged or consolidated with another corporation or if substantially all of the assets of the Company shall be sold; or

     (d) any other change in control or other event of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act shall have occurred.

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                                 ARTICLE VIII

                                 Tax Payments

     8.1. Tax Payment. Each Key Employee who has received shares of Common Stock pursuant to a Restricted Stock Award with respect to which all of the restrictions set forth in Article VI shall have lapsed or pursuant to an award of "opportunity shares" related to such Restricted Stock Award shall also receive from the Company a cash payment in the year following the close of the Performance Cycle in an amount determined by the Committee, which amount will be sufficient to pay such Key Employee's tax liability (assuming the highest rates of tax applicable to any individual taxpayer in the year in which such payment is made) with respect to (i) such shares and (ii) such cash payment.

                                    PART III

                     OPTIONS AND STOCK APPRECIATION RIGHTS;
                      TERMINATION OF EMPLOYMENT AND DEATH

                                   ARTICLE IX

                     Options and Stock Appreciation Rights

     9.1.  Grant of Options.

     (a) Grant. Upon the recommendation of the Chairman, the committee may grant Incentive Stock Options and/or Nonstatutory Stock Options to Key Employees. All Options under this Plan shall be granted within ten years of the date this Plan is adopted or the date this Plan is approved by shareholders of the Company, whichever is earlier.

     (b) Option Price. The purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted. The Option price may be subject to adjustment in accordance with the provisions of Section 13.3 hereof.

     (c) Option Agreements. Options and any Stock Appreciation Rights attached to such Options shall be evidenced by Option agreements in such form as the Committee shall approve and containing such terms and conditions, including the period of their exercise and whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

     (d) Options Nontransferable. An Option granted under this Plan shall by its terms be nontransferable by the Key Employee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Key Employee, shall be exercisable only by him. No transfer of an Option by a Key Employee by will or by the laws of descent and distribution shall be effective to

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bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

     9.2.  Exercise of Options.

     (a) Term of Options. No Option granted under this Plan may be exercised until one year after the date of grant thereof. The restriction contained in the preceding sentence shall cease to apply to the exercise of any Option heretofore or hereafter granted under this Plan upon and simultaneously with any "change in control" of the Company, as defined in Section 7.3, occurring. Options may be exercised over such period ending not later than ten years from the date such Options shall have been granted, as the Committee shall determine at the time each Option is granted.

     (b) Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in Common Stock valued at the then Fair Market Value thereof, or by a combination of cash and Common Stock. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in Shreveport, Louisiana. No Key Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until he shall have become the holder of record of such share, and, except as otherwise permitted by Section 13.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such employee shall have become the holder of record thereof.

     9.3.  Incentive Stock Options.

     (a) Annual Limitation. Any other provision of this Plan notwithstanding, but subject to the limitation of Section 3.2 relating to the aggregate number of shares subject to this Plan, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares for which any Key Employee may be granted Incentive Stock Options in any calendar year (under this Plan and any other plans of the Company and its Subsidiaries) shall not exceed the sum of $100,000 plus any unused limit carryover from the three immediately preceding calendar years. For purposes of this paragraph, the term "limit carryover" means an amount equal to one-half of the excess, if any, of $100,000 over the aggregate Fair Market Value (determined as of the time of grant) of the shares for which the Key Employee was granted such Incentive Stock Options under all plans of the Company and its Subsidiaries. The amount of Incentive Stock Options granted during any calendar year shall be treated as first covering the $100,000 limitation referred to herein and then covering any unused limit carryovers in the chronological order of the calendar years in which the carryovers arose.

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     (b) Sequential Exercise Rule.  The agreement pursuant to which an Option is granted shall provide that an Incentive Stock Option shall not be exercisable while there is outstanding any other Incentive Stock Option which was granted before the granting of such Incentive Stock Option to the Key Employee to purchase stock in the Company or in a corporation which was a Subsidiary at the time of the grant of such Incentive Stock Option. For this purpose, any such prior Incentive Stock Option shall be considered outstanding either until it is exercised in full or until it expires by reason of lapse of time.

     (c) Incentive Stock Options Granted to Ten Percent Shareholders. No Incentive Stock Option shall be granted to any Key Employee who owns, directly or indirectly pursuant to Section 425(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary, unless at the time such Incentive Stock Option is granted, the price of the Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

     (d) Notice. Each Key Employee shall give prompt notice to the Company of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the date of grant or one year after the date of transfer of such shares to the Key Employee upon the exercise of such Incentive Stock Option.

     9.4.  Nonstatutory Stock Options.

     (a) No Exercise Sequence Required. Nonstatutory Stock Options granted under this Plan may be exercised in any order, regardless of the date of grant or the existence of any outstanding Option, and no Stock Appreciation Right may be exercised after the related Option becomes nonexercisable.

     9.5.  Stock Appreciation Rights Attached to Options.

     (a) Award. The Committee may award a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under this Plan and such Stock Appreciation Right shall be granted only at the time of the grant of the related Option.

     (b) Terms and Conditions. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option with respect to date of expiration, limitations on transferability and eligibility to exercise; provided, however, that the Stock Appreciation Right granted in connection with a Nonstatutory Stock Option shall be exercisable only during the period beginning on the third day and ending on the twelfth day following the release of the Company's quarterly earnings. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option exceeds the exercise price of such Incentive Stock Option. No Stock

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Appreciation Right may be exercised after the related Option becomes nonexercisable. Stock Appreciation Rights shall be payable in the form of cash or, at the election of the Committee, Common Stock or a combination thereof.

     (c) Amount of Compensation. The amount of compensation which shall be payable to an Employee pursuant to the exercise of a Stock appreciation Right shall be equal to the excess of the Fair Market Value of one share of Common Stock (1) with respect to a Stock Appreciation Right granted in connection with an Incentive Stock Option, on the date the appropriate officer of the Company receives notice of the exercise of such Stock Appreciation Right and (2) with respect to a Stock Appreciation Right granted in connection with a Nonstatutory Stock Option, on the date of determination of the Fair Market Value as provided in the last sentence of the definition thereof, in each case over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the "spread"). The amount of compensation which shall be payable to a Key Employee pursuant to the exercise of a Stock Appreciation Right accompanying an Option shall not exceed 100 percent of the spread.

     (d) Termination of Option. Upon the exercise of a Stock Appreciation Right, the related Option shall cease to be exercisable as to the number of shares of Common Stock with respect to which such Stock Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent.

                                   ARTICLE X

                      Termination of Employment and Death

     10.1. Termination of Employment. Unless earlier terminated in accordance with its terms, an Option or Stock Appreciation Right shall terminate after (i) 90 days in the case of an Incentive Stock Option and (ii) one year in the case of a Nonstatutory Stock Option, after any of the following:

     (a) voluntary termination of employment by the Key Employee, with or without consent of the Company,

     (b) termination of employment of the Key Employee by the Company or any of its Subsidiaries, with or without cause, or

     (c) termination of employment of the Key Employee because of Disability, retirement under a retirement plan maintained by the Company, or because the Subsidiary employing such Key Employee ceases to be a Subsidiary of the Company and he does not, prior thereto or contemporaneously therewith, become a Key Employee of the Company or of another Subsidiary;

provided that, with regard to terminations of employment pursuant to paragraph
(b), the Option or Stock Appreciation Right shall terminate as of the date of such discharge if prior to such termination

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the Board or the Committee in its discretion shall determine that it is not in the best interest of the Company that the Option or Stock Appreciation Right should continue for said period.

     10.2. Death of Optionee. If a Key Employee shall die during the term of his Option or Stock Appreciation Right, his legal representatives shall be entitled to exercise the Option or Stock Appreciation Right in whole or in part, to the extent such Option or Stock Appreciation Right was exercisable by such Key Employee on the date of such Key Employee's death, at any time within one year following the death of such Key Employee.

                                    PART IV

                         ADMINISTRATION, AMENDMENT AND
                       TERMINATION OF PLAN; MISCELLANEOUS

                                   ARTICLE XI

                             Administration of Plan

     11.1. The Committee. This Plan shall be administered by a Committee of three or more persons, all of whom shall be members of the Board and shall be appointed by, and serve at the pleasure of, the Board. No person shall serve as a member of the Committee if such person had been eligible, at any time within one year prior to appointment as a member, for selection as a person to whom Stock Awards or Options may be granted under this Plan. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and the agreements evidencing Restricted Stock Awards, Options and Stock Appreciation Rights granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee and each of the members thereof, and Employees of the Company, and their respective successors in interest.

     11.2. Liability of Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

     11.3. Determinations of the Committee. In making its determinations concerning the Key Employees who shall receive Stock Awards, Options and Stock Appreciation Rights, as well as the

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number of shares to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Key employees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of Stock Awards and of Option agreements to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion or in accordance with a direction from the Board, waive any provisions of any Restricted Stock Award or Option agreement, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

                                  ARTICLE XII

                       Amendment and Termination of Plan

     12.1. Amendment of Plan. (a) Generally. The Plan may be amended at any time and from time to time by the Board of Directors of the Company but no amendment which (1) increases the aggregate number of shares of Common Stock which may be granted pursuant to this Plan, (2) decreases the minimum Option price provided in this Plan, (3) extends the period during which Stock Awards, Options and Stock Appreciation Rights may be granted under this Plan, or (4) changes the class of Key Employees eligible to receive Restricted Stock Awards, Options and Stock Appreciation Rights shall be effective unless and until the same is approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting held to take such action at which a quorum is present.

     (b) Amendments Relating to Incentive Stock Options. To the extent applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422A of the Code. The Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

     12.2. Termination. The Board of Directors of the Company may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on May 12, 1996. No Stock Awards, Options or Stock Appreciation Rights may be granted after this Plan has terminated. After this Plan shall terminate, the function of the Committee will be limited to supervising the administration of Stock Awards, Options and Stock Appreciation Rights previously granted.

                                  ARTICLE XII

                            Miscellaneous Provisions

     13.1. Restrictions upon Grant of Stock Awards, Options and Stock Appreciation Rights. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or State law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards, Options or Stock Appreciation Rights or the resale or other disposition of any such shares of Common Stock by or on behalf of the Employees receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

     13.2. Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to a Key Employee pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Key Employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Key Employee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such Key Employee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof.

     13.3. Adjustments. The number of shares of Common Stock of the Company authorized for issuance under this Plan, as well as the price to be paid for any shares issued pursuant to the exercise of Options, shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

     13.4.  Restrictive Legends.

     (a) Certificates for shares of Common Stock delivered pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the instruments evidencing the grant of the Restricted Stock Awards. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the instruments evidencing the grant of the Restricted Stock Award shall be ineffective.

     (b) Any shares of Common Stock of the Company received by a Key Employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to a Restricted Stock Award shall have the same status and bear the same legend as the shares received pursuant to the Restricted Stock Award.

     13.5.  Withholding of Taxes.

     (a) Each Key Employee granted a Restricted Stock Award shall agree that no later than the date of the lapse of all of the restrictions mentioned in Article VI hereof and in the instrument evidencing the grant of the Restricted Stock Award and on the date of receipt of any "opportunity shares" related to such Restricted Stock Award, such Key Employee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

     (b) Each Key Employee who exercises a Nonstatutory Stock Option to purchase Common Stock shall agree that no later than the date of such exercise or receipt he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the transfer to him of such shares of Common Stock.

     (c) Each Key Employee who receives payment in cash under this Plan shall receive such payments net of an amount sufficient to satisfy any taxes of any kind required to be withheld from such payments.

     13.6. Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.